UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007 (June 7, 2007)

TYCO INTERNATIONAL LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

 (Commission File Number)

Second Floor, 90 Pitts Bay Road

 Pembroke, HM 08, Bermuda

 (Address of Principal Executive Offices, including Zip Code)

441-292-8674

 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

  On June 7, 2007, the Board of Directors of Tyco International Ltd. (the “Company”) authorized the divestiture of the Power Systems business of the Tyco Electronics Segment and delegated to the Chief Executive Officer of Tyco Electronics the authority to determine whether or not to proceed with the divestiture of Power Systems based on the specific terms and conditions of any sale proposal. As a result, the Company assessed the Power Systems assets for impairment under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, and determined the Power Systems assets are impaired. The Company currently estimates that the impairment is approximately $500 million pre-tax and $370 million after-tax. The Company expects to record the impairment charge in the three month period ended June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ John S. Jenkins, Jr.
	Name:	John S. Jenkins, Jr.
	Title:	Vice President and Secretary

Date: June 12, 2007